ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

This Accounts Receivable Purchase Agreement (this "**Agreement**") is a binding agreement between the Person identified as Supplier on the PrimeRevenue System implementation web site and Bank of Montreal ("**BMO**"), dated as of the date "I Accept" is checked below on behalf of Supplier (the "**Effective Date**").

Background

Supplier is a supplier of goods and/or services to Customer and/or its Scheduled Affiliates. Customer has entered into a Customer Managed Services Agreement with PrimeRevenue that provides for certain accounts payable tracking and settlement services, including an electronic community for electronic payables presentment, electronic payment, and supplier finance services. Customer has designated Supplier as a participant in the Customer Community, subject to Supplier entering into an agreement with PrimeRevenue. Supplier has entered into a Supplier Agreement with PrimeRevenue and is a member of Customer's Customer Community.

BMO has entered into a Financial Institution Agreement with PrimeRevenue, authorizing Financial Institution to participate in the Customer Community. Supplier now desires to offer to sell and to sell some or all of its accounts receivable due from Customer and its Scheduled Affiliates to Financial Institution on the terms and conditions set forth in this Agreement.

Now, therefore, in consideration of the mutual covenants hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby covenant and agree as follows:

1. DEFINED TERMS.

"**Adverse Claim**" means any Lien, set-off, netting, abatement, reduction, claim, defense or counterclaim.

"**Applicable Law**" means all existing and future laws, rules, regulations, statutes, treaties, codes, ordinances, Permits, certificates, orders and licenses of and interpretations by, any governmental authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to commerce, business, personal property, currency exchange controls, health, safety, the environment, antitrust, competition and privacy issues), to the extent that the foregoing are applicable to either or both of the parties hereto and/or their respective properties, the Payment Obligations, any of the Transaction Documents to which Supplier is a party or the transactions pursuant thereto or contemplated thereby and, for greater certainty, including Article 9 of the Uniform Commercial Code where applicable, the Personal Property Security Act where applicable, and all analogous applicable legislation and regulations.

"**Business Day**" A day of the year on which banks and foreign exchange markets are generally open for business in New York, New York, except that in respect of payments which are effected solely through and to accounts located outside the U.S., a day on which banks are generally open for business in such jurisdiction(s).

"**Certified Amount**" means with respect to any Payment Obligation, the Gross Amount less the sum of all Credit Memo Amounts entered by Customer into the PrimeRevenue System (that have not already been applied against a prior Payment Obligation) prior to the date and time Supplier offers to Transfer the applicable Payment Obligation in the PrimeRevenue System.

"**Collections**" means all cash proceeds of a Payment Obligation received by Supplier, the Financial Institution or any servicer for Supplier or the Financial Institution, as the case may be, from or on behalf of Customer or any Scheduled Affiliate, in payment of a Payment Obligation.

"**Community Members**" means PrimeRevenue, Customer, designated suppliers of goods and/or services to Customer, including Supplier, and certain banks and other financial institutions, including Financial Institution.

"**Completed Transaction**" has the meaning attributed thereto in Section 2.2(b).

"**Contract Default**" means any breach or default that affects the amount or timing of receipt of any Payment Obligation or any other right or obligation of Customer, a Scheduled Affiliate or Supplier in respect of any Payment Obligation, other than any such breach or default that is set forth in a Credit Memo which has been applied in calculating the Certified Amount of such Payment Obligation.

"**Credit Memo**" means information posted to the PrimeRevenue System by Customer reflecting any Adverse Claim that Customer claims as an offset against or other reduction of or as a defense to payment of the Gross Amount of any Payment Obligation.

"**Credit Memo Amount**" means the amount specified on a Credit Memo.

"**Customer**" means Lowe's Companies, Inc., a North Carolina corporation.

2-20-15

"Customer Agreement" means the Customer Managed Services Agreement between Customer and PrimeRevenue, including each exhibit and schedule thereto, as amended, supplemented, renewed, extended or otherwise modified from time to time in accordance with its terms.

"Customer Community" means the website(s) or other locations where Community Members access and use the PrimeRevenue System with respect to Customer. Each customer of PrimeRevenue has a separate "Customer Community".

"Customer Payment Account" means a designated bank account established and maintained by Customer in its own name.

"Enforcement Action" has the meaning attributed thereto in Section 2.2(g).

"FI Fee" means the fee (which may be calculated and expressed as a percentage of the Certified Amount) payable by Supplier to Financial Institution as a result of the Transfer of a Payment Obligation.

"FI Payment Account" means a designated bank account established and maintained by Financial Institution in its own name, or as otherwise designated by Financial Institution, which is used for the deposit of funds payable by Financial Institution.

"FI Receipt Account" means a designated bank account established and maintained by Financial Institution, which is used for the receipt of funds payable to Financial Institution.

"Financial Institution" means BMO acting in its own capacity or in its capacity as agent on behalf of any other Person, as applicable, together with its successors and permitted assigns.

"Financial Institution Agreement" means the Financial Institution Agreement between BMO and PrimeRevenue, including each exhibit and schedule thereto, as amended, supplemented, renewed, extended or otherwise modified from time to time in accordance with its terms.

"Financial Institution Indemnified Party" means Financial Institution and any Person on whose behalf BMO may act as agent as contemplated herein, their respective successors and assigns, and all officers, directors, shareholders, controlling Persons, employees, agents and representatives of any of the foregoing.

"Funding Program Documentation" means the documentation that sets forth the parameters and rules for the Customer Community.

"Funding Program Time" means the relevant cut-off time established pursuant to the Funding Program Documentation for business transactions to occur on a particular Business Day.

"Gross Amount" means the amount of a respective Payment Obligation originally submitted into the PrimeRevenue System by Customer, which amount may include monies for taxes, shipping, and other charges payable with respect to or otherwise applicable thereto, so long as such amount does not change over time.

"Including" and its derivatives (such as "include" and "includes") means including, without limitation. This term is as defined, whether or not capitalized in this Agreement.

"Invoice" means the invoice, accepted purchase order, or other payment instructions generated by Customer, a Scheduled Affiliate or Supplier for goods or services provided or to be provided by Supplier to Customer or to a Scheduled Affiliate.

"Irrevocable Offer" has the meaning attributed thereto in Section 2.1.

"Irrevocable Offer Termination Date" means the date upon which an Irrevocable Offer will no longer be available within the PrimeRevenue System pursuant to the Funding Program Documentation governing the Customer Community.

"Lien" means any liens, mortgages, security interests, pledges, title retention, charges, set-off rights, offsets, reductions, abatements, deferrals, withholdings, reductions, financing statements, other encumbrances of any kind whatsoever, or other right, dispute or claim of any Person.

"Maturity Date" means the date upon which the Payment Obligation is due as specified by Customer in the applicable Payment Obligation (as reflected in the PrimeRevenue System).

"Net FI Amount" with respect to any Payment Obligation, means the Certified Amount less the FI Fee.

"Net Supplier Amount" with respect to any Payment Obligation, means the Certified Amount less the Transaction Fee.

"Notice of Satisfied Conditions" means the notice by Financial Institution to PrimeRevenue and Supplier relative to the satisfaction of all requirements of Financial Institution, including receipt of all documentation required by Financial Institution.

"Payment Obligation" means the obligation of Customer or of a Scheduled Affiliate and Customer to pay for goods or services relating to a particular Invoice, the amount, currency and evidence of which have been submitted by Customer into the PrimeRevenue System, whether or not earned by performance. A Payment Obligation includes all obligations to pay associated with the provision of such goods or services, including obligations to pay all taxes, shipping, interest, penalties, and other charges attributable to such Payment Obligation, free of any Adverse Claim other than Credit Memos entered into the PrimeRevenue System prior to Supplier's offer to Transfer such Payment Obligation in the PrimeRevenue System. For purposes of clarity, under no circumstances may any Invoice become a "Payment Obligation" unless it has been submitted into the PrimeRevenue System. "Payment Obligation" in the following provisions of this Agreement shall be deemed a reference to "Payment Obligation and the Related Property with respect thereto": definitions of Collections (first occurrence only) and Transfer, Section 2.2(b), Section 2.2(e), Section 2.2(g), Section 2.4(a), Section 2.5, Section 3.1(f)(vi), Section 3.1(f)(x), Section 3.2(h), Section 3.2(i), Section 3.2(k), Section 3.2(m) and Section 4(b).

"Payment Obligation Documentation" means with respect to any Payment Obligation, any agreement or instrument, whether now existing or hereafter arising, giving rise to or evidencing such Payment Obligation, including an Invoice.

"Permits" means any authorization, consent, approval, license, ruling, permit (including any export or import permit), tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice to, declaration of or with, or registration by or with, any governmental authority.

"Person" means any natural person, sole proprietorship, corporation, joint stock company, business trust, firm, joint venture, partnership, unincorporated organization, association, enterprise, limited liability company, limited liability partnership, public benefit corporation, trust or other legal entity or organization, or any government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body, political subdivision or department thereof).

"PrimeRevenue" means PrimeRevenue, Inc., a Delaware corporation, together with its successors and permitted assigns.

"PrimeRevenue Fees" means the fees payable to PrimeRevenue in consideration of the services provided by PrimeRevenue with respect to the Customer Community as established by PrimeRevenue from time to time in accordance with Applicable Law.

"PrimeRevenue Software" means collectively, the proprietary software of PrimeRevenue and the software of third parties used by PrimeRevenue in connection with the provision of the services as described in the other Transaction Documents.

"PrimeRevenue System" means the PrimeRevenue Software, combined with the services that PrimeRevenue offers to Community Members, which enable the Community Members to conduct Transfers and related financial and settlement services, as described on the Web site of the PrimeRevenue System from time to time.

"Related Property" means, with respect to any Payment Obligation, all rights of the Supplier as a third party beneficiary of certain provisions of the Customer Agreement, as more fully detailed in Section 16(f) of the Customer Agreement, including, without limitation, all rights of the Supplier (i) to receive any indemnity or warranty payments under such provisions, (ii) to damages arising out of a breach of or default under such provisions, (iii) to compel performance and exercise remedies with respect to such provisions and (iv) to consent to amendments or waivers of such provisions.

"Scheduled Affiliates" means the Persons listed in Schedule 1 attached hereto, each of which is a subsidiary of Customer or an affiliated Person whose financial statements are consolidated with Customer's financial statements.

"Supplier" means the Person identified as such in the first paragraph of this Agreement, together with its successors and permitted assigns.

"Supplier Agreement" means the Supplier Agreement between Supplier and PrimeRevenue, including each exhibit and schedule thereto, as amended, supplemented, renewed, extended or otherwise modified from time to time in accordance with its terms, regulating use of the PrimeRevenue System and participation in the Customer Community.

"Supplier Receipt Account" means a designated bank account established and maintained by Supplier in its own name.

"Transaction Documents" means this Agreement, the Supplier Agreement, the Customer Agreement and the Financial Institution Agreement.

"Transaction Fee" means the sum of the FI Fee and the PrimeRevenue Fee as specified on Exhibit A.

"Transfer," "Transferred," "Transfers," or words of similar import means, in respect of a Payment Obligation, the transfer of Supplier's entire right, title and interest in and to a Payment Obligation to Financial Institution pursuant to the Transaction Documents.

"Transfer Date" means the Business Day on which the Completed Transaction occurs or the first Business Day thereafter if the Completed Transaction does not occur on a Business Day.

"UCC" means the Uniform Commercial Code of any applicable jurisdiction, as amended from time to time.

2. SALE OF PAYMENT OBLIGATIONS.

2.1 Submitting Payment Obligations. In accordance with the Customer Agreement, Customer may, from time to time, submit one or more Payment Obligations into the PrimeRevenue System. Upon such submittal and the Payment Obligation being made available for viewing by Supplier in the PrimeRevenue System, Supplier may, at Supplier's sole option, make an irrevocable offer to sell all of Supplier's right, title and interest in and to such Payment Obligation, free and clear of any Adverse Claim (other than as indicated on a Credit Memo entered into the PrimeRevenue System prior to the posting of the offer to sell) by posting an offer on the PrimeRevenue System ("Irrevocable Offer"), such Irrevocable Offer to remain in effect until the earliest to occur of (i) Financial Institution exercising its right to purchase such Payment Obligation, (ii) the Maturity Date, or (iii) the Irrevocable Offer Termination Date. An Irrevocable Offer on the PrimeRevenue System may consist of one or more Payment Obligations with different amounts and Maturity Dates. Supplier shall not make any Irrevocable Offers on the PrimeRevenue System to Financial Institution until Supplier and Financial Institution shall have entered into this Agreement and Financial Institution shall have delivered the Notice of Satisfied Conditions. The PrimeRevenue System shall display the Net Supplier Amount, being the net amount that the Supplier shall receive if an Irrevocable Offer is accepted. Once Supplier has posted an Irrevocable Offer, and for so long as such Irrevocable Offer remains in effect, Supplier shall not: (i) sell or offer to sell or transfer any of its right, title or interest in such Payment Obligation to any Person other than as offered through the PrimeRevenue System, or (ii) pledge, grant a security interest in, or assign any of its right, title or interest in such Payment Obligation to any other Person.

2.2 Purchase of Payment Obligations.

(a) Once Supplier makes an Irrevocable Offer and such Irrevocable Offer is made available for viewing by Financial Institution on the PrimeRevenue System, in accordance with this Agreement and the Funding Program Documentation, Financial Institution may, at its sole option, elect to purchase Supplier's right, title and interest in the Payment Obligation by posting of an acceptance of the Irrevocable Offer to the PrimeRevenue System. So long as such Irrevocable Offer remains in effect, the acceptance shall be posted to the PrimeRevenue System in accordance with the Transaction Documents and the Funding Program Documentation.

(b) The price for the purchase of a Payment Obligation is the Net FI Amount, provided, however, in the event that the Irrevocable Offer consists of more than one Payment Obligation, the Net FI Amount will be the aggregate of all Net FI Amounts for such bundled Payment Obligations. On the same Business Day as Financial Institution's acceptance (or the next Business Day if acceptance is after the Funding Program Time) of the Irrevocable Offer in the PrimeRevenue System, Financial Institution shall pay into the FI Payment Account the Net FI Amount. At the time at which Supplier's offer to sell the Payment Obligation has been accepted by Financial Institution and Financial Institution has deposited the Net FI Amount into the FI Payment Account, and Financial Institution has originated electronic payment instructions to make payment of the Net Supplier Amount to the Supplier Receipt Account, the transaction will be deemed to be a "**Completed Transaction**," and all of Supplier's right, title and interest in and to the Payment Obligation, including, without limitation, the right to receive payment of the amount of the Payment Obligation upon its maturity, shall be sold, assigned and transferred to Financial Institution, without any further action or documentation on the part of Supplier or Financial Institution. Notwithstanding the foregoing, if such acceptance by Financial Institution and the depositing of the applicable Net FI Amount by Financial Institution occurs after the Funding Program Time, the Net FI Amount will reflect the amount such Net FI Amount would be on the next Business Day, provided however, that any failure of Supplier to receive the Net Supplier Amount due to an act or omission of Supplier or any third party, including without limitation Supplier's failure to timely provide accurate routing or banking information, shall be at the sole risk and expense of Supplier.

(c) In accordance with the Supplier Agreement and the Financial Institution Agreement, if an acceptance of an offer and deposit of the Net FI Amount occurs on or before the Funding Program Time, PrimeRevenue will, on that same Business Day, issue electronic payment instructions to transfer the Net Supplier Amount from the FI Payment Account to the Supplier Receipt Account, with the funds to be credited to the Supplier Receipt Account on the next Business Day. In accordance with the Supplier Agreement and the Financial Institution Agreement, if an acceptance of an offer and deposit of the Net FI Amount occurs after the Funding Program Time, the Net FI Amount will reflect the amount such Net FI Amount would be on the next Business Day and PrimeRevenue will issue electronic payment instructions on the next Business Day to transfer the Net Supplier Amount from the FI Payment Account to the Supplier Receipt Account, with the funds to be credited to the Supplier Receipt Account on the next following Business Day. Notwithstanding the foregoing, (i) in the event that the bank that maintains the FI Payment Account is closed on such Business Day, then PrimeRevenue may execute the electronic funds transfers on the next Business Day on which such bank is open, in accordance with the Supplier Agreement and the Financial Institution Agreement; and (ii) in the event that the bank that maintains the Supplier Receipt Account is closed on such Business Day, the Supplier Receipt Account shall be credited with the Net Supplier Amount on the next business day on which such bank is open for business.

(d) Financial Institution acknowledges that Supplier is not obligated to submit any Irrevocable Offer and the decision by Supplier to submit any Irrevocable Offer is in Supplier's sole discretion. Supplier acknowledges that Financial Institution is not obligated to accept any Irrevocable Offer by Supplier to Transfer a Payment Obligation and the decision to accept any such Irrevocable Offer is in Financial Institution's sole discretion.

(e) Financial Institution may transfer or sell its interest in any Payment Obligation to any Person and may purchase any Payment Obligation as agent for any Person.

(f) Notwithstanding anything in this Agreement to the contrary, Financial Institution does not assume and will not be deemed to assume any obligations, undertakings, liabilities or responsibilities of Supplier, including, without limitation, any claims of Customer or any Scheduled Affiliate against Supplier for damages or refunds, all of which shall remain with Supplier.

(g) Supplier acknowledges that Financial Institution shall be entitled at any time to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all of the Payment Obligations that have been Transferred to Financial Institution pursuant hereto (each such action, an "Enforcement Action") and, in furtherance of these rights and other rights of Financial Institution with respect to such Transferred Payment Obligations, Supplier hereby irrevocably appoints Financial Institution, and any Person designated by Financial Institution in writing from time to time, as its true and lawful attorney with full power of substitution for it and in its name, place and stead, at any time, to take or refrain from taking any Enforcement Action and to endorse the name of Supplier on all checks, collections, receipts or instruments given in payment or part payment of such Payment Obligations and on all related Payment Obligation Documentation. Supplier furthermore agrees to follow any written instruction from Financial Institution directing it to take or refrain from taking any Enforcement Action.

(h) Supplier will not post Irrevocable Offers to sell Payment Obligations to any other Person without the prior written approval of Financial Institution.

2.3 Settlement of PrimeRevenue Fee.

In accordance with the Financial Institution Agreement and the Supplier Agreement, PrimeRevenue will issue electronic payment instructions to pay the PrimeRevenue Fee from the FI Payment Account to PrimeRevenue at the same time that PrimeRevenue issues payment instructions to transfer the Net Supplier Amount as set out above.

2.4 Registration of Purchase Transaction.

(a) Supplier authorizes Financial Institution and its counsel, and any Person designated by Financial Institution in writing from time to time, to prepare and file from time to time (including prior to the Transfer of any Payment Obligation hereunder) one or more UCC financing statements naming BMO individually or as agent as secured party, as applicable, and continuation statements and amendments thereto or other related instruments and any other documents and filings having a similar purpose prescribed by the Applicable Law of any jurisdiction outside the United States covering the Transferred Payment Obligations as Financial Institution or such designee may determine is necessary or advisable to maintain, vest and perfect Financial Institution's ownership (or as contemplated in Section 2.5 hereof, Financial Institution's first priority perfected security interest) in such Payment Obligations.

(b) To the extent that any financing statement, continuation statement, amendment thereto, or other related instruments may be construed as covering Payment Obligations not Transferred to Financial Institution, including any Payment Obligations transferred to other financial institutions in the Customer Community, Financial Institution agrees to release any security interest claimed in such Payment Obligations. Each party agrees to execute such other and further documents and instruments that may be necessary or reasonably requested to effectuate the intent of this Section. Each financial institution that enters into an Accounts Receivable Purchase Agreement with Supplier is an intended third party beneficiary of the rights of Supplier in this subsection, and is entitled to rely on and enforce such rights in its own name.

2.5 Characterization. It is the intention of Supplier and Financial Institution that each Transfer shall constitute and be treated as a true sale by Supplier to Financial Institution of the Payment Obligation that is the subject of such Transfer. If, despite the intention of Supplier and Financial Institution, any Transfer is deemed to be a financing arrangement involving the extension of credit by Financial Institution to Supplier, or if for any reason ownership of any Payment Obligation that is the subject of such Transfer is not vested in Financial Institution, the payment of the Net FI Amount of such Payment Obligation by Financial Institution to Supplier shall be deemed to be the incurrence of an obligation by Supplier to pay to Financial Institution the Certified Amount of such Payment Obligation with the interest of Financial Institution in such Payment Obligation being deemed a first priority perfected security interest securing such obligation. Accordingly, if the intention of Supplier and Financial institution is not given effect and any Transfer is not treated as a true sale, or if for any reason ownership of any Payment Obligation is not vested in Financial Institution, Supplier hereby grants, pledges and assigns to Financial Institution, its successors and assigns, a present, continuing perfected first priority security interest in such Payment Obligation purported to be sold by Supplier to Financial Institution and all products and proceeds thereof, to secure all of Supplier's obligations to Financial Institution under the Transaction Documents and Financial Institution shall have all rights of a secured creditor under the Uniform Commercial Code in each applicable jurisdiction.

2.6 Currency. All payments relative to any Payment Obligation, including payments on any Invoice, payments reflected on Credit Memos, and payments into the FI Payment Account, shall be made in the currency of the relevant Payment Obligation.

2.7 Settlement of Transferred Payment Obligations. On the Maturity Date and in accordance with this Agreement, and the other Transaction Documents, PrimeRevenue will issue electronic payment instructions to transfer the Certified Amount from the Customer Payment Account to the FI Receipt Account for value on that day or on the next Business Day if such day is not a Business Day.

2.8 Errors. In the event any payments are made erroneously, including a payment to an incorrect payee or in an

incorrect amount, Supplier shall provide reasonable cooperation to Financial Institution as may be necessary to correct such error as promptly as possible, including returning any incorrect payments received by it.

2.9 Conducting Business through the PrimeRevenue System. The parties consent to the communication and delivery of offers, acceptances, and other communications and the creation of binding contracts through the PrimeRevenue System, even though such actions are by electronic means rather than in writing on paper. The parties agree that such actions shall be valid and binding obligations of the parties, as if such actions had been taken in writing on paper. The parties acknowledge and agree that any communications from a party using such party's identifications and passwords shall be binding on such party. Each party hereby waives any claim or defense that the offers, acceptances, contracts, and other communications are not binding or enforceable or do not have their intended effect as a result of their being communicated electronically rather than in writing.

2.10 Transfer by Financial Institution. If the Financial Institution sells, disposes or transfers any of its rights, title or interest in any Transferred Payment Obligation or acts as agent for third parties in connection with the purchase of any Payment Obligations hereunder, it is not required to pay Supplier any amount, including any fee, received by Financial Institution in connection therewith.

2.11 Savings Clause. **NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, SUPPLIER EXPRESSLY AGREES THAT SUPPLIER'S OBLIGATIONS TO FINANCIAL INSTITUTION UNDER THIS AGREEMENT IN RESPECT OF ANY PAYMENT OBLIGATIONS SHALL SURVIVE AND REMAIN IN FULL FORCE AND EFFECT NOTWITHSTANDING THE TERMINATION OR EXPIRATION OF ANY TRANSACTION DOCUMENT, ANY DEFAULT BY ANY PARTY UNDER ANY TRANSACTION DOCUMENT, ANY DEFAULT UNDER THIS AGREEMENT (OTHER THAN FINANCIAL INSTITUTION'S UNCURED FAILURE TO DEPOSIT THE APPLICABLE NET FI AMOUNT), OR ANY FAILURE OF THE PRIMEREVENUE SYSTEM FOR ANY REASON WHATSOEVER.**

3. REPRESENTATIONS, WARRANTIES AND COVENANTS.

3.1 Representations and Warranties of Supplier. Supplier represents and warrants to Financial Institution the following:

(a) The legal name of Supplier, as it appears in Supplier's articles or certificate of incorporation, or other publicly registered organizational document, Supplier's jurisdiction of incorporation or organization, its federal employer identification number and the organizational identification number issued by the jurisdiction of formation (where available) are accurately stated, current and complete as electronically communicated by Supplier via the PrimeRevenue System upon Supplier's enablement and onboarding or as has been subsequently notified to Financial Institution in writing in accordance with Section 3.2(a).

(b) Except as electronically communicated by Supplier via the PrimeRevenue System upon its enablement and onboarding, or as otherwise notified to Financial Institution in accordance with the notice provisions set forth in Section 7 hereof, Supplier has not changed either (i) its legal name or (ii) its business structure in any way within the past five years, including, in each case, through (1) mergers, (2) consolidations, (3) acquisitions or (4) any change in jurisdiction of organization and Supplier has not conducted; and does not conduct business under any trade name or other name.

(c) The chief executive office and the locations of Supplier's books and records are as electronically communicated by Supplier via the PrimeRevenue System upon its enablement and onboarding or as otherwise notified to Financial Institution in accordance with the notice provisions set forth in Section 7 hereof.

(d) The execution, acceptance, delivery, and performance of this Agreement by Supplier has been duly authorized by all necessary corporate or other action required by Supplier and Supplier has duly executed, accepted and delivered this Agreement and each other Transaction Document required to be executed, accepted and delivered by it on or prior to the applicable Transfer Date.

(e) Supplier is an entity of the type and is duly organized, validly existing and in good standing under the laws of the jurisdiction, in each case, as electronically communicated by Supplier upon its enablement and onboarding and is duly qualified and in good standing in all jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary.

(f) With respect to each Payment Obligation (including any purported Payment Obligation) in respect of which an offer for Transfer (including a purported offer for Transfer) appears in the PrimeRevenue System:

> (i) Supplier holds one hundred percent (100%) of the legal and beneficial right, title and interest in and to any Payment Obligation in respect of which an Irrevocable Offer is made, unencumbered and free of any Adverse Claim, other than as described in a Credit Memo entered into the PrimeRevenue System prior to the posting of the offer to sell such Payment Obligation.
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> (ii) Supplier holds one hundred percent (100%) of the legal and beneficial right, title and interest in and to the applicable Certified Amount, unencumbered and free of any Adverse Claim.
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> (iii) Supplier has originated the Payment Obligation in the ordinary course of its business and the same is a lawful and legitimate transaction.

(iv) The Payment Obligation does not constitute an "instrument" or "chattel paper" as such terms are defined under Applicable Law.

(v) The offer by Supplier to Transfer such Payment Obligation to Financial Institution has been and continues to be duly authorized by Supplier and is valid and binding on Supplier and, if and when accepted by Financial Institution in accordance with Section 2.2(a) hereof, will give rise to a legal, valid and binding contract for the sale, transfer, assignment and conveyance of such Payment Obligation to Financial Institution, enforceable against Supplier in accordance with its terms.

(vi) Neither the execution, acceptance, delivery and performance of the Transaction Documents by Supplier nor the Transfer of the applicable Payment Obligation does or will contravene or conflict with (1) any Applicable Law, (2) any agreement or instrument to which Supplier is a party or by which it or its properties are bound, including any Payment Obligation Documentation, (3) any of Supplier's organizational documents or (4) any court or administrative or arbitral order, judgment or decree applicable to Supplier or its property.

(vii) All information entered in the PrimeRevenue System that is purported to be entered by Supplier with respect to such Payment Obligation is accurate and complete.

(viii) The Payment Obligations Transferred to Financial Institution are due and payable by Customer or by Scheduled Affiliate and Customer on the Maturity Dates stated therefore in the PrimeRevenue System and such Payment Obligations are legal, valid, binding and enforceable against the Customer or Scheduled Affiliate and Customer, as applicable.

(ix) Upon the occurrence of the Completed Transaction, such Payment Obligation will be Transferred and will have been validly assigned and sold to Financial Institution, Financial Institution and its successors and permitted assigns will be the owner of such Payment Obligation and, in each case will obtain full legal and beneficial right, title, and interest in and to such Payment Obligation, free of any Adverse Claim (other than as reflected in a Credit Memo entered into the PrimeRevenue System prior to the posting of the offer to sell such Payment Obligation), all of Supplier's right, title and interest in and to such Payment Obligation will have been validly sold and assigned to Financial Institution, and Financial Institution will have the legal and beneficial right to be paid the Certified Amount free of any Adverse Claim.

(x) This Agreement creates a valid transfer and assignment of Supplier's right, title and interest in any Payment Obligations in respect of which Irrevocable Offers are made and accepted as contemplated herein and in accordance with the provisions herein.

(xi) Each Person that purports to make an entry in the PrimeRevenue System on behalf of Supplier has been duly authorized by Supplier and each entry by Supplier on the PrimeRevenue System purporting to be by Supplier is duly authorized by and is binding on Supplier.

(xii) The goods and services sold by Supplier to Customer and each Scheduled Affiliate, which give rise to such Payment Obligation, do not include arms, weapons, weapon components or military equipment or any goods or services the sale or purchase of which is prohibited under Applicable Law or which have been sold or purchased contrary to Applicable Law.

(xiii) Supplier has paid or shall pay all taxes exigible on the sale of those goods and services by Supplier to Customer and each Scheduled Affiliate which gives rise to the applicable Payment Obligation.

(xiv) Each Payment Obligation in respect of which an Irrevocable Offer is made is fully and unconditionally transferable and assignable as contemplated herein.

(xv) It is not aware of any reason why Financial Institution should not receive any amount equal to the Certified Amount in respect of each Transferred Payment Obligation.

(g) This Agreement, each other Transaction Document to which Supplier is a party or by which any of its property is bound and each Transfer is a legal, valid and binding obligation of Supplier, enforceable against Supplier in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

(h) No Contract Default or event, which, with the giving of notice or the passage of time or both, would be a Contract Default, has occurred and is continuing.

(i) All information and documentation that has been or is being furnished by or on behalf of Supplier to PrimeRevenue or Financial Institution was and is true and correct in all material respects and was and is not incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect in light of the circumstances under which such information was provided.

(j) Upon a form reasonably acceptable to Financial Institution the specifics of which are to be provided at a future date, and only if required, Supplier shall seek to obtain a release of accounts receivable for any loans or other obligations to Supplier where Customer or Scheduled Affiliate receivables are used as collateral.

(k) The representations and warranties set out in this Section 3.1 are continuing and, without limiting the foregoing, the representations and warranties set out in section 3.1(f) shall be deemed to be repeated on each day that an Irrevocable Offer in relation to a Payment Obligation is in effect and on the day of acceptance of same.

3.2 Supplier Covenants. Supplier agrees that it will:

(a) Not change its name, form of organization or jurisdiction of organization unless (i) Supplier has notified Financial Institution at least thirty (30) days prior to such change and (ii) before such change is effected financing statements or other documents (including any documents and filings under the UCC or the Applicable Law of any jurisdiction outside the United States) have been properly filed in all locations necessary to continue the perfection or maintenance of Financial Institution's ownership (or as contemplated in Section 2.5, Financial Institution's first priority perfected security interest) in any Payment Obligation free of any Adverse Claim, if any, arising solely as a result of such change in name, form of organization or jurisdiction of organization of Supplier.

(b) Notify Financial Institution with respect to any of the following events that involve or affect any Transferred Payment Obligation purchased by Financial Institution in writing and in reasonable detail promptly upon (and in any event within ten (10) Business Days following) Supplier's learning of:

(i) Any change in the name or jurisdiction of organization of Customer or any Scheduled Affiliate on any Transferred Payment Obligation;

(ii) The occurrence of any Contract Default or condition or event which, with the passage of time or giving of notice or both, would constitute a Contract Default; and/or

(iii) Any materially adverse credit information with respect to Customer or any Scheduled Affiliate on any Transferred Payment Obligation.

(c) Permit Financial Institution reasonable access to Supplier's books and records as they relate to such Payment Obligation and promptly deliver to Financial Institution upon request by Financial Institution originals or copies of purchase orders, invoices, contracts and other documents and information relating to any Transferred Payment Obligation, and otherwise provide assistance as reasonably requested by the Financial Institution in any dispute with a Customer or Scheduled Affiliate.

(d) Not account for any Transfer as other than a sale by Supplier to Financial Institution of the Transferred Payment Obligation.

(e) Timely perform its obligations under any Payment Obligation Documentation related to a Transferred Payment Obligation.

(f) Without the prior written consent of Financial Institution, Supplier shall not have the power or authority to, and shall not cancel, terminate, amend, supplement, waive or otherwise modify, or agree to any of the foregoing with respect to, any Transferred Payment Obligation or any Payment Obligation Documentation related thereto.

(g) Comply with all Applicable Laws, except for any such noncompliance that, individually or in the aggregate, could not reasonably be expected to adversely affect any Transferred Payment Obligation or the rights and interest of Financial Institution therein.

(h) Except for the Transfer to Financial Institution hereunder, not (i) sell or assign or otherwise dispose of any Transferred Payment Obligation or (ii) create any Adverse Claim or suffer to exist any Adverse Claim arising as a result of its action or inaction upon or with respect to any Transferred Payment Obligation, it being understood and agreed in the case of clause (i) and (ii) that Supplier is not intending thereby to have or retain any right, title or interest in or to any such Payment Obligation.

(i) If at any time Supplier receives any payments with respect to any Transferred Payment Obligation, then Supplier shall receive such payments in trust for the benefit of Financial Institution, segregate such payments from its other funds, and deliver to Financial Institution, in the same form as so received with all necessary endorsements, all such payments received as soon as practicable, but in no event later than two (2) Business Days after receipt thereof by Supplier.

(j) Not, without the prior written consent of Financial Institution, assign any of its rights, title and interest in or to, or its obligations or liabilities under, any Transaction Document, or consent to any amendment or waiver of any provision of the Customer Agreement as to which a Supplier is a third party beneficiary.

(k) Upon the request of Financial Institution, authorize and file such financing or continuation statements, or amendments thereto or assignments thereof and execute and record or file such other instruments or notices under the UCC or as prescribed by the Applicable Law of any jurisdiction outside the United States, and take such action as may be necessary or advisable to vest, perfect and maintain Financial Institution's ownership (or, as contemplated by Section 2.5, Financial Institution's first priority security interest) in the applicable Payment Obligation.

(l) Will disclose to Financial Institution the existence of any liens by other Persons against Supplier's accounts and will

assist Financial Institution in the removal of such liens prior to Supplier making any Irrevocable Offers under this Agreement.

(m) From time to time execute and deliver such further documents and take such other actions as Financial Institution may reasonably request in order to fully effect the purposes of this Agreement and to protect Financial Institution's interest in the Transferred Payment Obligations.

(n) Continue to comply with its obligations hereunder using such alternative procedures as are available in the event either party is unable to access the PrimeRevenue System for any reason.

(o) Produce and deliver to Financial Institution either directly or electronically via the PrimeRevenue System, on its behalf, a copy of its articles or certificate of incorporation, or other publicly registered organizational document, as in effect on the date hereof.

(p) Provide written notice of the assignment of each Transferred Payment Obligation to the Customer or Scheduled Affiliate and Customer, as applicable, in a form reasonably acceptable to Financial Institution if such notice is not for any reason provided through the PrimeRevenue System.

4. INDEMNITY.

Supplier shall defend and indemnify each Financial Institution Indemnified Party from and against any claims, liabilities, damages, costs and expenses (including reasonable attorneys' fees) awarded against or incurred by any Financial Institution Indemnified Party arising out of, arising from or in connection with:

(a) A breach by Supplier of any of its representations, warranties, covenants or agreements under this Agreement, or in any other Transaction Document;

(b) The commingling by Supplier of Collections of Transferred Payment Obligations with other funds;

(c) Any provision of any Transaction Document applicable to Supplier being unenforceable against Supplier or failing to comply or conform with or resulting in penalties under any Applicable Law (including the applicable usury laws of any jurisdiction); or

(d) The payment of all federal, state, local, and foreign sales, use, excise, utility, gross receipts, value added or other tax imposed by any authority related to this Agreement, the provision of goods and services by Supplier to Customer or to any Scheduled Affiliate, use of the PrimeRevenue System, the provision by PrimeRevenue of related services, or amounts received by Supplier as a result of Supplier's use of the PrimeRevenue System, other than taxes relating to the income of any Financial Institution Indemnified Party.

Notwithstanding the foregoing, in no event shall Supplier be liable for or have an obligation to indemnify and hold any Financial Institution Indemnified Party harmless from or against any Payment Obligation or portion thereof that has not been collected because of Customer's or any Scheduled Affiliate's financial inability to pay.

5. REPURCHASE OBLIGATION.

5.1 In the event that Supplier breaches any (i) covenant such that any Transferred Payment Obligation or the rights and interest of Financial Institution therein could reasonably be expected to be adversely affected, or (ii) representation or warranty contained in this Agreement, then, Financial Institution may demand that Supplier repurchase any or all of the unpaid Transferred Payment Obligations, for the aggregate of the Certified Amounts of such Payment Obligations. The repurchase requirement contained in this Section is without prejudice to any other rights, at law or in equity, of Financial Institution.

5.2 The Supplier does not have any right to reacquire any or all Transferred Payment Obligations except pursuant to a repurchase transaction effected pursuant to section 5.1.

6. TERM AND TERMINATION.

6. 1 Term. This Agreement shall commence on the Effective Date and may be terminated by (a) either party notifying the other of its intention to terminate this Agreement at least thirty (30) days prior to the intended termination date, or (b) as otherwise described in this Agreement.

6.2 Termination.

(a) Either party may terminate this Agreement without further notice upon the other party's breach of any term, condition or obligation hereunder if such breach is not remedied (if remediable) (i) within ten (10) days from the date of written notice with respect to any monetary obligation, and (ii) within fifteen (15) days from the date of written notice with regard to any other breach.

(b) This Agreement will automatically terminate upon the termination of the Supplier Agreement.

(c) Either party may terminate this Agreement immediately without notice in the event that the other party makes an assignment for the benefit of creditors, or commences or has commenced against it any proceeding in bankruptcy, insolvency, reorganization or relief from creditors pursuant to bankruptcy laws, laws of debtor's moratorium or similar laws.

6.3 Effect of Termination. Upon termination of this Agreement for any reason, Supplier shall not offer for sale to Financial Institution and Financial Institution shall not purchase any additional Payment Obligations. All obligations arising in respect of, and all amounts due to Financial Institution under, any previously Transferred Payment Obligations shall remain in full force and effect.

6.4 Survival of Terms. Upon termination or expiration of this Agreement, Sections 2.2(e), 2.2(f), 2.2(g), 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 3.1 (relative to Transferred Payment Obligations), 3.2, 4, 5, 6.4, 7, 8 and 9 shall continue and survive in full force and effect.

7. NOTICES.

The initial notice address for Supplier is the name and address provided by Supplier via the PrimeRevenue System upon enablement and onboarding of Supplier. The notice address for Financial Institution is:

Bank of Montreal
24th Floor
First Canadian Place
Toronto, Ontario, Canada
M5X 1A1
Attention: Director, Supply Chain & Trade Solutions

And with a copy to:
Bank of Montreal
115 South LaSalle Street
12th Floor West
Chicago, Illinois 60603
U.S.A.
Attention: Director, Supply Chain and Structured Trade Finance

Notices enabled by the PrimeRevenue System may be given through the PrimeRevenue System or by delivery to the notice address of the other party. No notices of default or termination under this Agreement may be given through the PrimeRevenue System. Notices which are not given through the PrimeRevenue System will be deemed to have been given when delivered to the notice address or, if sent by certified or registered mail, five (5) days after deposit in the mail, postage prepaid. Either party may specify a different notice address by providing a notice of such change of address.

8. GOVERNING LAW.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. All actions, claims, or disputes arising under or relating to this Agreement may be brought in the federal or state courts in New York, New York. The parties irrevocably submit and consent to the exercise of subject matter jurisdiction and personal jurisdiction over each of the parties by the federal and/or state courts in New York, New York. Each party hereby waives personal service of any and all process upon it and consents that all such service of process may be made in the manner provided for notices in Section 7 hereof.

9. WAIVER OF JURY TRIAL.

THE PARTIES HERETO WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONTEMPLATED BY, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10. MISCELLANEOUS.

(a) Entire Understanding. This Agreement constitutes the complete and entire statement of all conditions and representations of the agreement between Supplier and Financial Institution with respect to its subject matter and supersedes all prior writings or understandings, except that this Agreement does not supercede, merge with or otherwise compromise any of the other Transaction Documents. Each of the parties hereto acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the other Transaction Documents and that it is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b) Waivers and Modifications. Any waiver or modification of this Agreement will not be effective unless executed in writing on paper and signed by both parties or, in the case of a waiver, signed by the party waiving the benefit of such provision. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or

further exercise thereof or the exercise of any other right or remedy granted herein.

(c) Assignment and Agency. Supplier may not assign this Agreement or all or any portion of its rights and/or obligations hereunder without the prior written consent of Financial Institution. Financial Institution may assign, novate, transfer or grant participation interests in Transferred Payment Obligations, and may act as agent for third parties in connection with the purchase of Payment Obligations by such third parties hereunder. Any such third party for whom Financial Institution acts as agent hereunder shall be deemed a third party beneficiary of, and entitled to rely on, the provisions of this Agreement in respect of any Payment Obligation which has been purchased on its behalf as if any relevant reference to Financial Institution in this Agreement also refers to such third party, as applicable. Financial Institution may disclose information pertaining to Supplier in connection with this Agreement, including any Payment Obligation, to any such third party, including for the purpose of such third party evaluating the possible purchase of Payment Obligations or administration thereof.. This Agreement binds and benefits the parties and their respective successors and permitted assigns.

(d) Severability. All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions will not affect the validity or enforceability of the remaining provisions. The remaining provisions will be construed in such a manner as to carry out the full intention of the parties. If any provision of this Agreement is held to be unenforceable, in whole or in part, such holding will not affect the validity of the other provisions of this Agreement.

(e) No Agency. Except as specifically set forth herein, the relationship between the parties hereto shall be that of an independent contractor, and nothing contained herein shall be deemed to create a relationship of agency, joint venture or partnership or a fiduciary relationship.

(f) Electronic Execution. Supplier's electronic acceptance of this Agreement on the web site on which it is displayed shall constitute Supplier's acceptance of and agreement to all terms and conditions of this Agreement and such acceptance shall have the same legal force and effect as if Supplier had physically signed such Agreement. Supplier acknowledges that Financial Institution has agreed to these terms and conditions and has requested PrimeRevenue to make these terms and conditions available in the form set out here through the PrimeRevenue System. Supplier hereby waives any defence or claim alleging the non-enforceability or invalidity of this Agreement or any provision herein based on electronic acceptance or lack of physical signatures.

(g) Construction. All exhibits referenced in this Agreement are incorporated herein by this reference. In the event of any conflict between the exhibits or schedules attached to this Agreement and the other provisions of this Agreement, the terms of this Agreement shall control. Headings of particular sections are inserted only for convenience and are not to be considered a part of this Agreement or be used to define, limit or construe the scope of any term or provision of this Agreement. The use of singular or plural number, or masculine, feminine or neuter gender, shall include all other appropriate references. Unless the context otherwise specifically requires, all references to Sections of this Agreement shall refer to all subsections thereof. Should any provision of this Agreement require judicial interpretation, the parties agree that the court interpreting or construing the same shall not apply a presumption that the terms of this Agreement shall be more strictly construed against one party than against another, because the parties participated equally in preparing this Agreement. Whenever in this Agreement a sentence references "in accordance with" another Transaction Document, or similar words, the parties intend that the rights and responsibilities reflected in such sentences be enforceable only under the referenced agreement and not this Agreement, such language only being for reference and to place in context the obligations of the parties in this Agreement.

Exhibit A Transaction Fee

The fee rate is specified and can be viewed on the PrimeRevenue System. The current rate displayed on the PrimeRevenue system is subject to change.

Schedule 1 Scheduled Affiliates

LG Sourcing, Inc., a North Carolina corporation

SUPPLIER HAS READ AND UNDERSTANDS AND AGREES TO THE TERMS & CONDITIONS OF THIS AGREEMENT.

BY CHECKING THE "I ACCEPT" BOX, SUPPLIER IS BOUND BY THESE TERMS. THE INDIVIDUAL WHO CHECKS "I ACCEPT" MUST HAVE THE RIGHT TO BIND SUPPLIER.